Exhibit 10.8

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT (“Amendment”) to license agreement is effective as of March 9, 2009 and is made by and between Shalon Ventures, Inc., a California corporation (“SV”) and AirXpanders, Inc., a Delaware corporation (“Licensee”).

RECITALS

WHEREAS, Licensee was incorporated in Delaware on March 17, 2005 under the name “Expanders, Inc.”, and subsequently changed its name from “Expanders, Inc.” to “AirXpanders, Inc.” on December 28, 2006.

WHEREAS, SV entered into the LICENSE AGREEMENT (“License Agreement”) with the Licensee on March 9. 2005. eight (8) days prior to the Licensee’s incorporation in Delaware.

WHEREAS, both SV and Licensee intended to enter into the License Agreement and be bound by its terms and conditions, both SV and Licensee have abided by the terms and conditions of the License Agreement since March 2005 and both SV and Licensee intend to continue to be bound by the terms and conditions of the License Agreement.

WHEREAS, SV and Licensee desire to amend the License Agreement to (i) reconfirm that SV and the Company are, and always have been, the correct parties to the License Agreement, (ii) alter patent prosecution rights and costs described in Section 5.2 and 4.1.2 of the License Agreement, and (iii) alter the rights of SV to terminate for insolvency as described in Section 9.3 of the License Agreement.

NOW THEREFORE, in consideration of the premises and of the covenants contained herein, SV and Licensee herby agree that SV and Licensee have been bound as the correct parties to the License Agreement since March 17, 2005, and will continue to be bound by the terms and conditions of the License Agreement until the termination of the License Agreement, and further agree to additional changes in the terms of the License Agreement as follows:

ARTICLE 4. PAYMENTS, REPORTS, RECORDS

A. Section 4.1.2 shall be stricken in its entirety.

ARTICLE 5. INTELLECTUAL PROPERTY OWNERSHIP AND PROTECTION

A. Section 5.2 shall be stricken in its entirety and replaced with the following:

5.2 Patent Prosecution: Licensee shall, at Licensee’s expense, have the first right, but not the obligation, on its own or through its designee, to prepare, file,

prosecute, and maintain (collectively, “Prosecute”) the Licensed Patent Rights. In the event that Licensee desires to abandon any Licensed Patent Right that is necessary or useful for developing, making, having made, using, offering for sale, selling, having sold, importing or exporting Products in an Application Area or to decline responsibility for the Prosecution of any such Licensed Patent Right, Licensee shall provide SV with sufficient written notice of such desired abandonment or declination of responsibility so that SV shall have the opportunity to assume responsibility for the preparation, filing, prosecution or maintenance of such Licensed Patent Right without the loss of any rights therein.

ARTICLE 9. TERM AND TERMINATION

A.	Section 9.3 shall be stricken in its entirety and replaced with the following:

9.3 Termination for Insolvency: Licensee may terminate this Agreement if SV becomes insolvent, has a petition in bankruptcy filed against it, which is consented to, acquiesced in or remains undismissed for ninety (90) days, makes a general assignment for the benefit of creditors, or has a receiver appointed. Notwithstanding Licensee’s right to terminate this Agreement under this Section 9.3, both Parties shall have all legal and equitable remedies available to enforce the terms and conditions of this Agreement.

All other terms of the License Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

SHALON VENTURES, INC.

By:
Name:	Tadmor Shalon
Title:	CEO

AIRXPANDERS, INC.

By:
Chris Jones
Title:	President

IN WITNESS HEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

SHALON VENTURES, INC.

By:
Name:	Tadmor Shalon
Title:	CEO

AIRXPANDERS, INC.

By:
Chris Jones
Title:	President

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